Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH OMISSIONS.

Cleveland-Cliffs Inc

William R. Calfee	Direct: (216) 694-5547
Executive Vice President – Commercial	Fax: (216) 694-5534

April 12, 2006

Mr. Matthew A. Bernstein
Vice President-Procurement
Mittal Steel USA
3300 Dickey Road
East Chicago, IN 46312

Dear Matt:

          This letter confirms the agreements that were reached between Mike Rippey and you, representing Mittal Steel USA, and Don Gallagher and me, representing Cleveland-Cliffs, on Monday, March 20, in your offices.  In that regard, it modifies the three existing contracts for Cliffs’ supply of iron ore pellets to Mittal Steel USA-Cleveland and Indiana Harbor West, Mittal Steel USA-Indiana Harbor East and Mittal Steel USA-Weirton.  These three contracts will remain in effect, but the agreement reached between Mittal Steel USA and Cliffs, as memorialized in this letter and thereafter incorporated into a definitive agreement, will serve as an umbrella agreement that will amend and override the three separate contracts in the following respects:

          1.     Minimum Annual Tonnage Purchase Obligation.   Mittal will purchase from Cliffs for use at any Mittal facility iron ore pellets in the following minimum amounts in the following calendar years (January 1 to December 31):

2006	-	[**] million gross tons
2007	-	[**] million gross tons
2008	-	[**] million gross tons
2009	-	[**] million gross tons
2010	-	[**] million gross tons

These minimum tonnage amounts include the tonnage that Mittal purchases from the Empire Iron Mining Partnership for its Indiana Harbor East facility but exclude the tonnage that Mittal receives in connection with its equity interest in the Hibbing Taconite Joint Venture.  In the event Mittal nominates tonnage from the Wabush Mines Joint Venture under the Indiana Harbor East contract in any year and such tonnage is not available due to reasons of (i) force majeure, as defined in the Indiana Harbor East contract, or (ii) as a result of mine closure, then Mittal’s [**] million gross ton annual purchase obligation and Cliffs’ corresponding obligation to sell [**] million gross tons in such year shall not be reduced.  Except to the extent provided for in Section 3 of this letter agreement, Mittal will be required to pay for any portion of the minimum tonnage that it is required to take under this Section 1 but does not take.

CONFIDENTIAL TREATMENT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH OMISSIONS.

          2.     Pricing.   The price to be paid for the tonnage will be determined by the contract applicable to the facility to which the tonnage is delivered.  Except as provided in Section 3 below, the price to be paid for any tonnage not taken by Mittal that is required to be taken under Section 1 above will be the price in effect for the calendar year in which Mittal is required to take such tonnage at the Mittal facility to which the smallest portion of the minimum tonnage is delivered for that calendar year.  In the event that any tonnage is directed to any facilities other than Indiana Harbor East, Indiana Harbor West, Cleveland or Weirton, pricing will be agreed to in advance and will be based on either Mittal Steel USA-Cleveland and Indiana Harbor West or Mittal Steel USA-Indiana Harbor East contracts.

          3.     Tonnage Deferral and Buyout Options.   Down-opt modifications to the above minimum annual tonnage purchase obligations may be made by Mittal as follows.  In 2006, Mittal may elect to buy out up to [**] million tons at [*****] per gross ton.  In the calendar years 2007, 2008 and 2009, Mittal may defer up to [***] of the [**] million gross ton minimum purchase obligation ([*******] gross tons) into the following calendar year, which then is added to the following calendar year’s minimum tonnage purchase obligation.  Furthermore, in the calendar years 2007, 2008 and 2009, Mittal may buy out up to [**] of the [**] million gross ton minimum purchase obligation ([*******] gross tons) at [****] per gross ton.  If Mittal exercises the deferral right in any of the calendar years 2007, 2008 or 2009, the deferred tonnage must either (i) be purchased in the following calendar year, in addition to the purchase of that following calendar year’s minimum tonnage, at that following calendar year’s contract pricing; or (ii) may be bought out at [****] per gross ton in that following calendar year.  If Mittal elects to defer all or any portion of the [***] of its minimum tonnage obligation for any of the calendar years 2007 or 2008, then it will not be allowed to defer any tonnage in the following calendar year.   There cannot be consecutive tonnage deferrals without first discharging the obligation to purchase the minimum tonnage and the deferred tonnage.  Further, if Mittal decides to buy out any tonnage deferred from the prior calendar year that does not reinstate any deferral right for tonnage in the then current calendar year.  Finally, in calendar year 2010, Mittal may elect to reduce its minimum tonnage purchase obligation by up to [****] ([**] million tons), but only if it has not deferred any tonnage from 2009.  Any deferred tonnage from 2009 may be bought out in 2010 at [***] per gross ton.  In addition, if Mittal has deferred tonnage from 2009, it may elect to buy out up to [***]([**] million tons) of its minimum purchase obligation for 2010 at [***] per gross ton.

CONFIDENTIAL TREATMENT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH OMISSIONS.

          4.     Notification Procedures.   In order to buy out the full [***] million tons for 2006, Mittal must notify Cliffs of its election by April 15.  The buyout amount will be limited to [***] of that amount if the notice is given by Mittal after that date but on or before May 15.  If Mittal notifies Cliffs of its buyout election after May 15 but on or before June 15, the buyout amount will be limited to no more than [***] of the [***] million tons.  Mittal will not be allowed to make any election to buyout any portion of its minimum tonnage purchase obligation for 2006 after June 15.  Similarly, in order to exercise its deferral and/or buyout rights in the calendar years 2007, 2008 and 2009, or its reduction and/or buyout rights in the calendar year 2010, Mittal must notify Cliffs of its election by March 15 of the calendar year in question if it wants its election to cover the full amount of tonnage permitted under such rights.  If Mittal notifies Cliffs after that date but on or before May 15, its election will be limited to not more than [****] of that amount.  If Mittal notifies Cliffs after May 15 but on or before July 15, its election will be limited to not more than [****] of the full amount of tonnage permitted.  Mittal will not be allowed to make any election to defer or buy out any portion of its minimum tonnage purchase obligation for the calendar years 2007, 2008 and 2009, or to reduce or buy out any portion of its minimum tonnage purchase obligation for the calendar year 2010, after the July 15 of the calendar year in question.  Finally, in order to exercise its buyout right for tonnage deferred from the prior calendar year, Mittal must notify Cliffs of its election by March 15 of the then current calendar year.

          5.     Maximum Tonnage Limitation.  The tonnage purchase obligations of Mittal will revert to the terms of the Indiana Harbor-East, Indiana Harbor-West and Cleveland contracts after 2010 except that beginning in 2006, and for the remaining life of the existing Mittal/Cliffs contracts, there will be a maximum limitation of [**] million gross tons on the annual tonnage that Cliffs is obligated to sell to Mittal in the aggregate under these contracts, provided, however, that Cliffs shall not be obligated to sell and deliver more than [**] million gross tons per year of any combination of Empire and/or Wabush pellets to Indiana Harbor-East, and, provided further, the existing limitation on annual Wabush pellets of [*******] tons shall remain in effect.  Cliffs will have the right, but not the obligation, to supply Mittal’s requirements above the tonnage maximum limitation, and this right will have to be exercised by Cliffs within 30 days following a request by Mittal for tonnage in excess of the maximum limitation.  This maximum limitation will also apply to any tonnage that Cliffs may be obligated to sell to Mittal under Weirton contract.

          6.     Other Agreements.   In addition to the foregoing, we also reached the agreements regarding the following outstanding issues between Cliffs and Mittal.  The Weirton contract will be amended to delete the phrase “with a minimum annual purchase obligation of [***] million tons per year” contained in Section 1(a).  Cliffs will cancel the invoice for the 325,178 tons that was sent to Mittal in December 2005.  In addition, Mittal will waive all Special Steel Payment claims that may exist as of the date of this letter agreement, including but not limited to claims described in Mittal’s correspondence dated January 13, 2006, will not assert a claim for recission or reformation of the 2004 amendment to the Cleveland and Indiana Harbor West contract, and will not contest Cliffs’ 2005 force majeure claim.  Finally, Mittal will be free to use the tonnage currently stored at the Ashtabula dock at any Mittal facility.  In the event that any tonnage stored at Ashtabula is transferred to any other Mittal facility, the Special Steel Payment provisions of Section 5(f)(ii) of the Weirton contract will apply to the tonnage.

CONFIDENTIAL TREATMENT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH OMISSIONS.

          7.     Binding Nature; Dispute Resolution; Termination.   This letter agreement is intended to be fully binding upon Mittal and Cliffs with respect to the agreements described herein once it is executed and delivered by Mittal.  That said, except as set forth in this letter agreement, the provisions of the three existing iron ore supply contracts between Mittal and Cliffs will remain in full force and effect.  Further, you and we agree to proceed in good faith to negotiate and enter into a definitive umbrella agreement which will modify specific provisions of the existing Mittal/Cliffs iron ore supply contracts to the extent described in this letter agreement and which will supersede this letter agreement.  In this regard, we have agreed to defer until the drafting of the definitive agreement the issue of pricing for December 2005 and January 2006 deliveries under the Cleveland and Indian Harbor contract (the “Pricing Issue”).  We have also agreed that we will proceed in good faith to negotiate and resolve the Pricing Issue during the drafting of the definitive umbrella agreement.  Nothing in this letter agreement is intended to resolve the Pricing Issue, or affect the parties’ positions in connection therewith.  The definitive agreement will require that all disputes between Mittal and Cliffs regarding its provisions will be settled by binding arbitration in accordance with the arbitration provisions in the contract for the Indiana Harbor-East facility, and those provisions will be used to settle any disputes under this letter agreement.  This letter agreement may only be terminated by the mutual written agreement of Mittal and Cliffs.

          8.     Miscellaneous.   Mittal and Cliffs will each bear their own costs and expenses incurred in connection with negotiation, execution and delivery of this letter agreement and the transactions contemplated hereby.  This letter agreement will be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law principles.  This letter agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will be deemed one instrument.

          9.     Confidentiality.  Mittal and Cliffs agree that this letter and the ensuing definitive agreement contains and will contain sensitive and confidential business information and that they will each keep such information confidential and disclose it to third parties only to the extent required by law.  To that end, Mittal and Cliffs will agree on redactions to be made to this letter and agree that the definitive agreement will be redacted consistently therewith, and each will make applications as permitted under Federal securities laws to have any filings of this letter and the definitive agreement with the Securities and Exchange Commission to be accorded confidential treatment.  Mittal acknowledges that Cliffs will include in its publicly released, forward-looking, projections of sales its projections of sales to Mittal, limited to not more than the next fiscal year.

CONFIDENTIAL TREATMENT HAS BEEN
OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH OMISSIONS.

          To confirm your agreement with the foregoing, please sign one copy of this letter agreement in the space provided below and return it to us in the envelope provided.  The second copy is for your records.

Very truly yours,

Cleveland-Cliffs Inc

By:	/s/ W. R. Calfee

William R. Calfee
Executive Vice President-Commercial

Confirmed and Agreed to:

Mittal Steel USA Inc.

By:	/s/ M. Bernstein

Dated:	April 13, 2006

cc:	M. G. Rippey
D. J. Gallagher